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                   Baxter International Inc. and Subsidiaries

       Exhibit 11.1 - Computation of Primary Earnings Per Common Share

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
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(Unaudited) (in millions, except per share data)                                     Three Months Ended
                                                                                              March 31,
                                                                                     1997          1996
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
EARNINGS
  Income (loss) from continuing operations applicable
     to common stock                                                               $(203)          $138
  Income from discontinued operations                                                  0             20
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  Net income (loss) available for common stock                                     $(203)          $158
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SHARES
  Weighted average number of common shares
     outstanding                                                                     274            272
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PRIMARY EARNINGS PER COMMON SHARE
  Income (loss) from continuing operations                                        $(0.74)         $0.51
  Income from discontinued operations                                                  0           0.07
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  Net income (loss)                                                               $(0.74)         $0.58
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